Exhibit 99.3
(Form of Agreement)

AMENDMENT TO THE
AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

THIS AMENDMENT TO THE AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT (this “Amendment”) is made and entered into as of this 31st day of August, 2012, by and among:

EMBOTELLADORA ANDINA S.A., a corporation organized under the laws of Chile (“Andina”),

THE COCA‑COLA COMPANY, a corporation organized under the laws of Delaware, U.S.A. (“KO”),

COCA‑COLA INTERAMERICAN CORPORATION, a corporation organized under the laws of Delaware, U.S.A. (“Interamerican”),

SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES SRL, a corporation organized under the laws of Argentina (“SPBR”),

COCA‑COLA DE CHILE S.A., a corporation organized under the laws of Chile (“CCDC”, and collectively with KO, Interamerican and SPBR hereinafter referred to as the “KO Shareholders”),

INVERSIONES FREIRE S.A., a corporation organized under the laws of Chile (“Freire One”),

INVERSIONES FREIRE DOS S.A., a corporation organized under the laws of Chile (“Freire Two”),

INVERSIONES LOS AROMOS LIMITADA, a limited liability company organized under the laws of Chile (“Los Aromos”, and the latter together with Freire One and Freire Two hereinafter referred to as the “Majority Shareholders”) (the KO Shareholders and the Majority Shareholders are hereinafter collectively referred to as the “Shareholders” and each individually as a “Shareholder”), and the following individuals, which are the current beneficial owners of the Majority Shareholders: José Said Saffie, José Antonio Garcés Silva (senior), Gonzalo Said Handal, Alberto Hurtado Fuenzalida, Patricia Claro Marchant, María Soledad Chadwick Claro, Eduardo Chadwick Claro, María Carolina Chadwick Claro and María de la Luz Chadwick Hurtado (hereinafter collectively referred to as the “Majority Shareholders Partners”).

W I T N E S S E T H:

WHEREAS, on June 25th, 2012, the Shareholders and the Majority Shareholders Partners and Andina entered into an Amended and Restated Shareholders' Agreement related to Andina (the “Amended SHA”);

WHEREAS, as provided for in the Amended SHA, the Merger should be completed no later than August 31, 2012;

WHEREAS, pursuant to Section 1.1 of the Amended SHA, the provisions set forth in Sections 4.1, 4.3, 4.4, 4.5, 5.1, 5.2(b), 5.2(c), 5.3, 5.4 and 5.7 of the Amended SHA shall be binding as of the date the Merger becomes effective and in no event later than August 31, 2012;

WHEREAS, pursuant to Section 5.2 of the Amended SHA, the parties agreed that on the date the Merger becomes effective and concurrently with the execution of the Merger Effectiveness Deed (but in no event later than August 31, 2012) the parties will execute and enter into the Amended Option and Custody Agreement;

WHEREAS, in order for the Merger be completed, it is a condition precedent that the Superintendencia de Valores y Seguros furnishes Andina with the certificate of registration of the shares newly issued by Andina as a result of the Merger;

WHEREAS, as of the date hereof, the certificate of registration by the SVS has not yet been issued and consequently, the Merger has not yet been completed;

WHEREAS, considering the above, Andina, Polar and their respective controlling shareholders have agreed to postpone the date for completion of the Merger until October 31, 2012;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree to amend the Amended SHA, in order to extend the term indicated in Section 1.1 and Section 5.2 of the Amended SHA until [October 31, 2012], as follows:

1.	Amendments to the Amended SHA.

(a)	In Section 1.1 of the Amended SHA, the date “August 31, 2012” is replaced by “[October 31, 2012]”.

(b)	In Section 5.2 of the Amended SHA, the date “August 31, 2012” is replaced by “[October 31, 2012]”.

2.
Consent to Jurisdiction. For the avoidance of doubt, each of the parties hereby irrevocable consents and agrees that any Legal Dispute may be brought to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, New York, United States of America or, in the event (but only in the event) such court does not have subject matter jurisdiction over such action, suit or proceeding, in the courts of the State of New York sitting in the City of New York, New York, United States of America.

3.	Definitions. Any capitalized terms used in this Amendment but not defined herein shall have the meanings provided for in the Amended SHA.

4.
Counterparts. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

5.
Except as expressly amended hereby, none of the rights or obligations of the parties pursuant to the Amended SHA, neither the remaining clauses of the Amended SHA shall be amended, modified, waived, terminated or otherwise affected in any manner whatsoever..

[Remainder of page left blank. Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day first above written.

THE COCA-COLA COMPANY

By:
Name:
Title:

COCA-COLA INTERAMERICAN CORPORATION

By:
Name:
Title:

SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES SRL

By:
Name:
Title:

COCA-COLA DE CHILE S.A.

By:
Name:
Title:

EMBOTELLADORA ANDINA S.A.

By:
Name:
Title:

INVERSIONES FREIRE S.A.

By:
Name:
Title:

INVERSIONES FREIRE DOS S.A.

By:
Name:
Title:

_______________________________
JOSÉ SAID SAFFIE

_______________________________
JOSÉ ANTONIO GARCÉS SILVA (SENIOR)

_______________________________
GONZALO SAID HANDAL

_______________________________
ALBERTO HURTADO FUENZALIDA
INVERSIONES LOS AROMOS LIMITADA

By:
Name:
Title:

_______________________________
PATRICIA CLARO MARCHANT

_______________________________
MARÍA SOLEDAD CHADWICK CLARO

_______________________________
EDUARDO CHADWICK CLARO

_______________________________
MARÍA CAROLINA CHADWICK CLARO

_______________________________
MARÍA DE LA LUZ CHADWICK HURTADO